EXHIBIT 1.1

5,725,000 Shares

CHINA NATURAL GAS, INC.

Common Stock

UNDERWRITING AGREEMENT

September 2, 2009

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA 92660

Simmons & Company International
700 Louisiana Suite 1900
Houston, Texas 77002
Ladies and Gentlemen:

China Natural Gas, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Roth Capital Partners, LLC (“Roth”) and Simmons & Company International (“Simmons”) (Roth and Simmons may be individually referred to herein as an “Underwriter” and shall be collectively referred to herein as the “Underwriters”) an aggregate of 5,725,000 authorized but unissued shares (the “Underwritten Shares”) of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company. The Company has granted the Underwriters the option to purchase an aggregate of up to 858,750 additional shares of Common Stock (the “Additional Shares”) as may be necessary to cover over-allotments made in connection with the offering.  The Underwritten Shares and Additional Shares are collectively referred to as the “Shares.”

The Company and the Underwriters hereby confirm their agreement as follows:

1.           Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-160150) under the Securities Act of 1933 (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement.  Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission.  Such registration statement, as amended (including post effective amendments thereto), the exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations, is herein called the “Registration Statement.”  If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

The Company has filed with the Commission pursuant to Rule 424 under the Securities Act an issuer free writing prospectus (as defined in Section 2(a)(iii)(A)(2) below) with a preliminary prospectus supplement and is filing a further issuer free writing prospectus, in each case relating to the Shares and the form of prospectus included in the Registration Statement.  Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus,” and such preliminary prospectus supplement and issuer free writing prospectuses as filed, along with the Base Prospectus, is hereinafter called the “Final Prospectus.”  Such Final Prospectus, issuer free writing prospectuses and preliminary prospectus supplement, in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus.”  Any reference herein to the Base Prospectus, the Final Prospectus or a Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus, a Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Interactive Data Electronic Applications system.  All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or a Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements, pro forma financial information and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or a Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.           Representations and Warranties Regarding the Offering.

(a)           The Company represents and warrants to, and agrees with, the Underwriters, as of the date hereof and as of the Closing Date (as defined in Section 5(c) below), except as otherwise indicated, as follows:

(i)           At each time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Disclosure Package (as defined in Section 2(a)(iii)(A)(1) below) as of the date hereof and at the Closing Date, and the Final Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.  The Registration Statement (including each document incorporated by reference therein) contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations.  No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)           The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and any Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, were filed on a timely basis with the Commission and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or a Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)           (A) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of Shares.  The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.  When taken together with the rest of the Time of Sale Disclosure Package or the Prospectus, since its first use and at all relevant times since then, no Issuer Free Writing Prospectus has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package or a Prospectus.  The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Registration Statement, Time of Sale Disclosure Package, a Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.  As used in this paragraph and elsewhere in this Agreement:

(1)           “Time of Sale Disclosure Package” means the Base Prospectus, the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus supplement deemed to be a part thereof, each Issuer Free Writing Prospectus, and any description of the transaction provided by the Underwriters, in the form included on Schedule I.

(2)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B)           At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)           Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(iv)           The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.  No other financial statements, pro forma financial information or schedules are required under the Securities Act to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.  To the Company’s knowledge, each of Moore Stephens Wurth Frazar and Torbet, LLP and Kabani & Company, Inc, which firms have expressed their opinions with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(v)           The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

(vi)           All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(vii)           The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for inclusion on the Nasdaq Global Market. There is no action pending by the Company or, to the Company’s knowledge, the Nasdaq Global Market to delist the Common Shares from the Nasdaq Global Market, nor has the Company received any notification that the Nasdaq Global Market is contemplating terminating such listing.  When issued, the Shares will be listed on the Nasdaq Global Market.

(viii)             The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ix)           The Company is not and during the past three years neither the Company nor any predecessor was: (A) a blank check company as defined in Rule 419(a)(2) of the Securities Act or (B) a shell company, other than a business combination shell company, each as defined in Rule 405 of the Securities Act.

(x)           The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xi)           The Company was at the time of filing the Registration Statement, and at the date hereof, remains eligible to use Form S-3 under the Securities Act.

(b)           Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.           Representations and Warranties Regarding the Company.

(a)           The Company represents and warrants to and agrees with, the Underwriters, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as follows:

(i)           Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii)           The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)           The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any of the PRC Entities (as defined in Section 4(a)(i) hereof), is subject, or by which any property or asset of the Company or of the PRC Entities is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any of the PRC Entities, is a party or by which any property or asset of the Company or any of the PRC Entities, is bound or affected, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by-laws, the Establishment Documents (as defined in Section 4(a)(ii) hereof) of any of the PRC Entities or the VIE Structuring Documents (as defined in Section 4(a)(iii) hereof).

(iv)           All consents, approvals, orders, authorizations and filings required on the part of the Company or any the PRC Entities, in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(v)           All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.  The Shares, when issued, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights.

(vi)           Each of the Company and the PRC Entities, has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and the PRC Entities has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such  PRC Entities.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Underwriters and as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or any of the PRC Entities, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or any of the PRC Entities. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(vii)           Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (a) neither the Company nor any of the PRC Entities, has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of the PRC Entities, (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt or the debt of any of the PRC Entities, and (e) there has not been the occurrence of any Material Adverse Effect.

(viii)                      There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of the PRC Entities, is a party or of which any property or assets of the Company or any of the PRC Entities is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(ix)           The Company and each of the PRC Entities, holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(x)           The Company and each of the PRC Entities, have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect.  Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the property held under lease or pursuant to land use rights by the Company and the PRC Entities, is held by them under valid, subsisting and enforceable leases or land use rights, as the case may be, with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and the PRC Entities.

(xi)           The Company and each of the PRC Entities owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and the PRC Entities, as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  To the knowledge of the Company, no action or use by the Company or any of the PRC Entities, will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect.  Neither the Company nor any of the PRC Entities, has received any notice alleging any such infringement or fee.

(xii)           Except as disclosed in the Registration Statement, the Time of Disclosure Sale Package and the Prospectus, each of the Company and the PRC Entities, has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xiii)                      Neither the Company nor any of the PRC Entities, nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of the PRC Entities, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xiv)                      The Company and each of the PRC Entities carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries in the PRC.

(xv)           No labor dispute with the employees of the Company or any of the PRC Entities, exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(xvi)                      Neither the Company nor any of the PRC Entities, is in violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents, except where the violation is not reasonably likely to result in a Material Adverse Effect.

(xvii)                      Neither the Company, any of the PRC Entities, nor, to the knowledge of the Company, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(xviii)                       No supplier, customer, distributor or sales agent of the Company or any of the PRC Entities, has notified the Company or any of the PRC Entities, that it intends to discontinue or decrease the rate of business done with the Company or any the PRC Entities, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(xix)                      Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

4.           Representations and Warranties of the Company Regarding the PRC.

(a)           The Company represents and warrants to, and agrees with, the Underwriters, as of the date hereof and as of the Closing Date, as follows:

(i)           The Company conducts substantially all of its operations and generates substantially all of its revenue through (i) Xilan Natural Gas Equipment Co., Ltd., a wholly foreign-owned enterprise formed under the laws of the People’s Republic of China (“Xilan” or the PRC Subsidiary) and (ii)  Xi’an Xilan Natural Gas Co., Ltd., a company formed under the laws of the PRC (“XXNGC”) and its wholly owned subsidiaries, Henan Xilan Natural Gas Co., Ltd (“Henan”), Xi’an Xilan Auto Body Shop Co., Ltd (“Xi’an”), Lingbao Yuxi Natural Gas Co., Ltd (“Lingbao”)and Shaanxi Jingbian Xilan LNG Co., Ltd (“Shaanxi”), (each of Henan, Xi’an, Lingbao and Shaanxi shall be referred to as a XXNGC Subsidiary and shall be collectively be referred to as the “XXNGC Subsidiaries”).  XXNGC and the XXNGC Subsidiaries shall be collectively referred to herein as the “PRC VIE”)  The PRC Subsidiary, XXNGC and each of the XXNCG Subsidiaries are collectively referred to hereinafter as the “PRC Entities.”

(ii)           Each of the PRC Entities has been duly established, is validly existing as a company in good standing under the laws of the PRC, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing is not reasonably likely to result in a Material Adverse Effect.  Each PRC Entity has applied for and obtained all requisite business licenses, clearances and permits required under PRC laws and regulations as necessary for the conduct of its businesses, and each PRC Entity has complied in all material respects with all PRC laws and regulations in connection with foreign exchange, including without limitation, carrying out all relevant filings, registrations and applications for relevant permits with the PRC State Administration of Foreign Exchange and any other relevant  authorities, and all such permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.  Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the registered capital of each PRC Entity has been fully paid up in accordance with the schedule of payment stipulated in its respective articles of association, approval document, certificate of approval and legal person business license (hereinafter referred to as the “Establishment Documents”) and in compliance with PRC laws and regulations, and there is no outstanding capital contribution commitment for any PRC Entity.  The Establishment Documents of the PRC Entities have been duly approved in accordance with the laws of the PRC and are valid and enforceable.  The business scope specified in the Establishment Documents of each PRC Entity complies with the requirements of all relevant PRC laws and regulations.  The outstanding equity interests of each PRC Entity is owned of record by the Company or a wholly owned subsidiary, except for such specific entities or individuals identified as the registered holders thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(iii)           Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no consents, approvals, authorizations, orders, registrations, clearances, certificates, franchises, licenses, permits or qualifications of or with any PRC governmental agency are required for the Company’s or its subsidiaries’ contractual arrangements and agreements with the PRC VIEs and their registered equity holders (the “VIE Structure”) or the execution, delivery and performance of such contractual arrangements and agreements (the “VIE Structuring Documents”).  None of the VIE Structuring Documents has been revoked and, to the Company’s knowledge, no such revocation is pending or threatened.  Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, each of the VIE Structuring Documents has been entered into prior to the date thereof in compliance with all applicable laws and regulations and constitutes a valid and legally binding agreement, enforceable in accordance with its terms.

(iv)           The VIE Structure and the execution, delivery and performance of the VIE Structuring Documents and the consummation of the transactions contemplated thereby did not and do not (i) conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any PRC Entity is a party or by which any PRC Entity is bound or by which any of the properties or assets of any PRC Entity is subject, (ii) violate or conflict with the Establishment Documents of any PRC Entity, or (iii) except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, violate or conflict with any applicable laws, regulations, rules, orders, decrees, guidelines, notices or other legislation of the PRC which conflict, breach, violation or imposition would, in the cases of clauses (i) and (iii) above, either individually or in the aggregate, have (x) a Material Adverse Effect or (y) a material adverse effect upon the transactions contemplated herein and, in the case of clause (ii), except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(v)           Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the VIE Structure complies, and after the consummation of the offering and sale of the Shares, will comply, with all applicable laws, regulations, rules, orders, decrees, guidelines, notices or other legislation of the PRC in which failure to comply would reasonably likely result in a Material Adverse Effect; the VIE Structure has not been challenged by any PRC governmental agency and there are no legal, arbitration, governmental or other proceedings (including, without limitation, governmental investigations or inquiries) pending before or, to the Company’s knowledge, threatened or contemplated by any PRC governmental agency in respect of the VIE Structure; and the Company reasonably believes that after the consummation of the offering and sale of the Shares, the VIE Structure will not be challenged by any PRC governmental agency.

(vi)           The Company possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the PRC VIEs.

(vii)           No PRC Entity is currently prohibited, directly or indirectly, from paying any dividends to the Company (or the Company’s subsidiary that holds the outstanding equity interest of such PRC Entity), and no PRC VIE is currently prohibited, directly or indirectly, from paying any of its obligations set forth in the VIE Structuring Documents.  No PRC Entity is prohibited, directly or indirectly, from making any other distribution on such PRC Entity’s equity capital, from repaying to the Company any loans or advances to such PRC Entity from the Company or any of the Company’s subsidiaries.

(viii)                      None of the PRC Entities nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(ix)           No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC by or on behalf of the Underwriters to any PRC taxing authority in connection with (i) the issuance, sale and delivery of the Shares by the Company and the delivery of the Shares to or for the account of the Underwriters, (ii) the purchase from the Company and the initial sale and delivery by the Underwriters of the Shares to purchasers thereof, or (iii) the execution and delivery of this Agreement.

(x)           Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has taken all necessary steps to comply with, and has used its commercially reasonable efforts to ensure compliance by all of the Company’s direct or indirect shareholders and option holders who are PRC residents with, any applicable rules and regulations of the PRC State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”).

(xi)           Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has used its commercially reasonable efforts to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the PRC Ministry of Commerce, the PRC National Development and Reform Commission and the PRC State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”).

(xii)           The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006, as revised on June 22, 2009, by the PRC Ministry of Commerce, the PRC State Assets Supervision and Administration Commission, the PRC State Administration of Taxation, the PRC State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the PRC State Administration of Foreign Exchange of the PRC (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC.

(xiii)                      To the knowledge of the Company, each of the PRC Entities is in compliance with all requirements under all applicable PRC laws and regulations to qualify for their exemptions from enterprise income tax or other income tax benefits (the “Tax Benefits”) as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and the actual operations and business activities of each such PRC Entity are sufficient to meet the qualifications for the Tax Benefits.  No submissions made to any PRC government authority in connection with obtaining the Tax Benefits contained any misstatement or omission that would, to the knowledge of the Company, have affected the granting of the Tax Benefits.  No PRC Entity has received notice of any deficiency in its respective applications for the Tax Benefits, and the Company is not aware of any reason why any such PRC Entity might not qualify for, or be in compliance with the requirements for, the Tax Benefits.

(xiv)                      To the knowledge of the Company, all local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by any PRC Entity as described in the Registration Statement, the Time of Disclosure Package and the Prospectus are valid, binding and enforceable.

5.           Purchase, Sale and Delivery of Shares.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Underwritten Shares to the Underwriters, and the Underwriters agree to purchase the Underwritten Shares.  The purchase price for each Underwritten Share shall be $8.3125 per share (the “Per Share Price”).

(b)           The Company hereby grants to the Underwriters the option to purchase some or all of the Additional Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase all or any portion of the Additional Shares at the Per Share Price as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby.  This option may be exercised by Roth at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company (the “Option Notice”).  The Option Notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and Roth otherwise agree.  Payment of the purchase price for and delivery of the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Underwritten Shares as set forth in subparagraph (c) below.

(c)           The Underwritten Shares will be delivered by the Company to the Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 6:00 a.m. PST, on the third (or if the Underwritten Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriters and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Additional Shares, at such date and time set forth in the Option Notice.  The time and date of delivery of the Underwritten Shares or the Additional Shares, as applicable, is referred to herein as the “Closing Date.”  Delivery of the Underwritten Shares or the Additional Shares, as applicable shall be made on the applicable Closing Date through the electronic DWAC facilities of Interwest Transfer Company, Inc., and such Shares shall be registered in such name or names and shall be in such denominations, as instructed by the Underwriters.

6.           Covenants.

(a)           The Company covenants and agrees with the Underwriters as follows:

(i)           During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Underwriters the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

(ii)           From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iii)           (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Prospectus.  If during such period any event occurs the result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or their counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document that would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriters and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)           If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Underwriters and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)           The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(v)           The Company will furnish to the Underwriters and the counsel for the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vi)           The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)           The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid  (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Shares, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel and accountants) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees in connection with the qualification of the Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriters shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) listing fees, if any, and (F) filing fees with the Financial Industry Regulatory Authority. The Underwriters shall bear and be responsible for the legal costs and expenses of the offering customarily borne by underwriters for transactions of the type set forth herein including, without limitation, the fees and disbursements of their legal counsel(s) and their own associated with the roadshow.

(viii)                      The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(ix)           The Company will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x)           The Company represents and agrees that, unless it obtains the prior written consent of Roth, and the Underwriters represent and agree that, unless they obtain the prior written consent of the Company, they have not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule I.  Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xi)           The Company hereby agrees that, without the prior written consent of Roth, it will not, during the period ending 60 days after the date hereof (“Lock-Up Period”), (A) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (C) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.  The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder, (2) the issuance of Common  Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding exhibits thereto) or the Prospectus, or (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) and the Prospectus.  Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Roth waives such extension in writing.

7.           Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)           If the filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission or the Underwriters for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ satisfaction.

(b)           The Underwriters shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriters’ reasonable opinion, is material, or omits to state a fact which, in the Underwriters’ reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)           On the Closing Date, there shall have been furnished to the Underwriters the opinion and negative assurance letter of DLA Piper LLP (Hong Kong), dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Schedule II.

(d)           On the Closing Date, there shall have been furnished to the Underwriters the opinion of Shaanxi Jiarui Law Firm, the Company’s PRC counsel, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Schedule III.

(e)           On the Closing Date, the Underwriters shall have received letters of Moore Stephens Wurth Frazar and Torbet, LLP and Kabani & Company Inc, each dated the Closing Date and addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Underwriters concurrently with the execution of this Agreement.

(f)           On the Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)           The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)           There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.

(g)           On or before the date hereof, the Underwriters shall have received duly executed “lock-up” agreements, in substantially the form set forth in Schedule IV, with those persons set forth on Schedule V.

(h)           The Company shall have furnished to the Underwriters and heir counsel such additional documents, certificates and evidence as the Underwriters or their counsel may have reasonably requested.

           If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except that Section 6(a)(vii) (solely to the extent of out-of-pocket accountable expenses incurred by the Underwriters or persons associated with the Underwriters in contemplation of performing their respective obligations hereunder), and Section 8 shall survive any such termination and remain in full force and effect.

8.           Indemnification and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless the Underwriters, their respective affiliates, directors and officers and employees, and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriters or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Underwriters for any legal or other expense incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.

(b)           The Underwriters will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus , or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by  such  Underwriter specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 8, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount of the Underwriters’ commissions referenced in the Prospectus actually received by the Underwriters pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)           For purposes of this Agreement, the Underwriters confirm, and the Company acknowledges, that there is no information concerning the Underwriters furnished in writing to the Company by the Underwriters specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the statements set forth in the last paragraph on the cover page of the Prospectus, the statements set forth in the “Underwriting” section of the Prospectus and Time of Sale Disclosure Package, only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters and the information set forth in the Final Term Sheet portion of the cover page of the Free Writing Prospectus, in the form attached hereto as Schedule I.

9.           Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters and the Company contained in Section 6(a)(vii) and Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

10.           Termination of this Agreement.

(a)           Roth shall have the right to terminate this Agreement on behalf of the Underwriters by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Global Market or trading in securities generally on the Nasdaq Global Market, New York Stock Exchange or NYSE Amex shall have been suspended, (ii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market, New York Stock Exchange or NYSE Amex, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state or the PRC authorities, (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the PRC, any declaration by the United States or the PRC of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or the PRC or other international political, financial or economic conditions or any other calamity or crisis, or (v) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, the effect of which, in each case described in this subsection (a), in Roth’s reasonable judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 6(a)(vii) (solely to the extent of out-of-pocket accountable expenses incurred by the Underwriters or persons associated with the Underwriters in contemplation of performing their respective obligations hereunder), and Section 8 hereof shall at all times be effective and shall survive such termination.

(b)           If Roth elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by Roth by telephone, confirmed by letter.

11.           Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed, delivered or telecopied to Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, telecopy number: (949) 720-7227, Attention:  Managing Director; and if to the Company, shall be mailed, delivered or telecopied to it at China Natural Gas, Inc. Tang Xing Shu Ma Building, Suite 418, Tang Xing Road, Xi’an High Tech Area, Xi’an, Shaanxi Province, The People’s Republic of China, telecopy number: +86 29 88319221, Attention:  Chief Executive Officer; or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 8.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters.

13.           Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and any of the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and neither of the Underwriters has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

14.           Amendments and Waivers.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  The failure of a party to exercise any right or remedy shall not be deemed to or otherwise constitute a waiver of such right or remedy in the future.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.           Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission and electronic mail attaching a portable document file (.pdf)) in one or more counterparts and, if executed and delivered in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

CHINA NATURAL GAS, INC.

By:        /s/ Qinan Ji
Name:  Qinan Ji
Title:    Chief Executive Officer

Confirmed as of the date first above-
mentioned by the Underwriter.

ROTH CAPITAL PARTNERS, LLC

By:       /s/ Aaron M. Gurewitz
Name:  Aaron M. Gurewitz
Title:    Head of Equity Capital Markets

SIMMONS & COMPANY INTERNATIONAL

By:      /s/ Ira H. Green Jr.
Name:  Ira H. Green Jr.
Title:    Managing Director

SCHEDULE I

FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus Supplement dated September 1, 2009
Registration Statement No. 333-160150
Dated September 2, 2009

CHINA NATURAL GAS, INC.
5,725,000 Shares of Common Stock
Final Term Sheet

Issuer:	China Natural Gas, Inc (the “Company”)
Security:	Common stock, par value $0.0001 per share
Size:	5,725,000 shares of common stock
Over-allotment option:	858,750 additional shares of common stock
Public offering price:	$8.75 per share
Underwriting discounts and commissions:	$0.4375 per share
Net proceeds (excluding the over-allotment):	$[47,589,063][1] (after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by the Company)
Form of Offering:	Firm commitment underwritten public offering pursuant to a registration statement of Form S-3 that was filed on June 22, 2009 and declared effective on August 20, 2009
Listing:	The Shares are listed on the NASDAQ Global Market under the symbol “CHNG”
Trade date:	September 3, 2009
Settlement date:	September 9, 2009
Underwriters:	Roth Capital Partners, LLC and Simmons & Company International
[In addition to the foregoing information, the free writing prospectus will include capitalization and other information that relates to or is affected by the sale of the Shares]

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may obtain these documents for free from the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from Roth Capital Partners, LLC, Attention: Equity Capital Markets, 24 Corporate Plaza Drive, Newport Beach, CA, 92660, by telephone at 1-800-678-9147, by e-mail to rothecm@roth.com, or by fax to (949) 720-7227.

1 Less estimated expenses

SCHEDULE II

Company Opinions

1.
The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware with the requisite corporate power and authority necessary to own or lease, as the case may be, and operate its properties and to conduct its business as it is described in the Registration Statement and the Prospectus.

2.
The statements in the Prospectus under the caption "Description of Securities" and in the Registration Statement in Part II, Item 15, to the extent they purport to summarize legal matters, agreements or documents discussed therein, fairly summarize such legal matters, agreements or documents in all material respects.

3.
The issuance of the Securities has been duly and validly authorized by the Company and, when issued and sold by the Company and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

4.
Except for rights that have been expressly waived and except as disclosed in the Registration Statement and the Prospectus, there are no preemptive rights, right of first offer, right of first refusal or other similar rights to subscribe for or to purchase any Securities pursuant to (i) the Organizational Documents or (ii) the Material Agreements.

5.
To our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by the Underwriting Agreement triggers any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, except for rights that have been expressly waived or that have failed to be exercised within the time or times required under the terms and conditions of such right.

6.
The Registration Statement has become effective under the Securities Act, and we have been orally advised by the Staff of the Commission that no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued by the Commission and, to our knowledge, no proceeding for that purpose is pending before or is threatened by the Commission.

7.
The Registration Statement, the Prospectus and any further amendments or supplements thereto, each as of their respective effective or issue dates (other than the financial statements and related notes and schedules and other financial, accounting, and statistical information included therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the regulations thereunder. Any required filing of the Prospectus and any required supplement thereto, pursuant to Rule 424(b) under the Securities Act, has been made in the manner and within the time period required by Rule 424(b).

8.	The Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

9.
The execution and delivery of the Underwriting Agreement by the Company and the issuance and sale by the Company of the Shares and the consummation at the Closing by the Company of the transactions contemplated by the Underwriting Agreement do not, and will not, (a) violate any provision of the Organizational Documents, (b) violate any U.S. federal statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Underwriting Agreement and is applicable to the Company or Delaware General Corporation Law ("Delaware Law") (other than regarding the state securities or "blue sky" laws and rules of FINRA, as to which we express no opinion and provide no related statement), (c) violate any decree, judgment or order known to us to have been entered against the Company, or (d) result in a breach or default under (nor constitute any event that with notice, lapse of time or both would result in any breach or default under), or conflict with any provision of any material license, permit, indenture, mortgage, deed of trust, note, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement filed pursuant to Item 601(b)(10) of Regulation S-K as an exhibit to, or incorporated by reference into, the Company's annual report on Form 10-K for the year ended December 31, 2008 (the "Material Agreements"), in the case of (b) through (d), the violation, breach or default of which would have a Material Adverse Effect on the Company.

10.
The Company is not, and will not be after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus under the caption "Use of Proceeds", required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended.

11.
Except for such as have been duly obtained or made, and except for such consents, approvals, authorizations, registrations or qualifications as may be required under the bylaws or rules or regulations of FINRA and applicable state securities or "blue sky" laws (as to which we express no opinion and provide no related statement), no approval, authorization, consent, order, qualification of or with any U.S. federal, Delaware corporate or  governmental agency, court or body, or approval of the stockholders of the Company, is required in connection with the execution and delivery of the Underwriting Agreement by the Company or the performance by the Company of its obligations under the Underwriting Agreement.

Negative Assurance

In the course of the preparation by the Company of the Registration Statement and the Prospectus, we have participated in discussions with representatives of the Underwriters, PRC and U.S. counsel to the Underwriters, and certain officers and other representatives of the Company, in which the business and affairs of the Company were discussed.  Although we have not undertaken (except to the extent stated in opinion paragraphs 2 and 7 of our legal opinion of even date herewith) to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Time of Sale Disclosure Package, or any amendments or supplements thereto, nothing has come to our attention to cause us to believe that (i) as of its effective date, the Registration Statement or any amendment thereto contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of 6:00a.m. PDT on [●], 2009 (which you have informed us is a time before the time of the first sale of the Shares by any Underwriter), the Time of Sale Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) as of its issue date and as of the date hereof, the Prospectus or any amendment or supplement thereto contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood, without limitation, that we express no statement or belief herein with respect to the financial statements and schedules, and other financial or statistical data, included in any of the documents mentioned in this paragraph).

SCHEDULE III

China Opinions
1.           Xi’an Xilan Natural Gas Equipment Ltd. (“XXNGE”) has been duly organized and is validly existing as a wholly foreign owned enterprise with limited liability under the PRC laws and regulations; its business license is in full force and effect; it has been duly qualified as a foreign invested enterprise; 100% of the equity interests of XXNGE are owned by China Natural Gas, Inc., and to our Knowledge, such equity interests are free and clear of all liens, encumbrances, equities or claims; and the articles of association, the business license and other constituent documents of XXNGE comply with the requirements of applicable PRC laws and regulations and are in full force and effect.

2.           Xi’an Xilan Natural Gas Co., Ltd. (“XXNGC”) has been duly organized and is validly existing as a limited liability company under the PRC laws and regulations; its business license is in full force and effect; 100% of the equity interests of XXNGC are owned by Qinan Ji, Xiang Ji, Shaohu Jia, Xinmin Han, Xinqiao Han, Mingshan Han, Shengming Li, Xiaoli Jia, Yuai She, Liyin Shi, Jiaoyin Shi, Xi’an Sunway Technology and Industry Co., Ltd., and to our Knowledge, such equity interests are free and clear of all liens, encumbrances, equities or claims; and the articles of association, the business license and other constituent documents of XXNGC comply with the requirements of applicable PRC laws and regulations and are in full force and effect.

3.           Each of (i) Shaanxi Jingbian Xilan LNG Co., Ltd., (ii) Henan Xilan Natural Gas Co., Ltd., (iii) Xi’an Xilan Auto Body Shop Co., Ltd., and (iv) Lingbao Yuxi Natural Gas Co., Ltd. (collectively, with XXNGE and XXNGC, the “PRC Entities”) has been duly organized and is validly existing as a limited liability company under the PRC laws and regulations; its business license is in full force and effect; 100% of its equity interests are owned by XXNGC, and to our Knowledge, such equity interests are free and clear of all liens, encumbrances, equities or claims; and the articles of association, the business license and other constituent documents of each PRC Entity comply with the requirements of applicable PRC laws and regulations and are in full force and effect.

4.           Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, each of the PRC Entities has full corporate right, power and authority and has all necessary governmental authorizations of and from, and has made all necessary declarations and filings with, all governmental agencies to own, lease, license and use its properties, assets and conduct its business, and such governmental authorizations contain no materially burdensome restrictions or conditions; to our Knowledge, none of the PRC Entities has any reason to believe that any regulatory body is considering modifying, suspending, revoking or not renewing any such governmental authorizations; and each of the PRC Entities is in compliance in all material respects with the provisions of all such governmental authorizations and conducts its business in all material respects in accordance with any PRC laws and regulations to which it is subject or by which it is bound.

5.           Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, none of the PRC Entities has taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened for the winding up, dissolution or liquidation of any of the PRC Entities or for the suspension, withdrawal, revocation or cancellation of any of their respective business license.

6.           The ownership structure of the PRC Entities does not violate any prohibitory provisions of the applicable PRC laws and regulations and the transactions conducted in the PRC involving the PRC Entities relating to the establishment of such ownership structure, in each case, did not and do not violate any explicit provisions of the applicable PRC laws and regulations.

7.           Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, each of the PRC Entities owns or otherwise has the legal right to use, or can acquire on reasonable terms, the intellectual property (“Intellectual Property”) as currently used or as currently contemplated to be used by the PRC Entities.

8.           Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, to our Knowledge, none of the PRC Entities is infringing, misappropriating or violating any intellectual property right of any third party in the PRC; no Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property in the PRC that would impair the validity or enforceability of such Intellectual Property; and none of the Company or any of the PRC Entities has received any notice of any claim of infringement or conflict with any such rights of others.

9.           Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no legal, arbitration or governmental proceedings in progress or pending or, to our Knowledge, threatened, in the PRC to which the Company, or any of the PRC Entities is a party or of which any property of any of the PRC Entities is subject.

10.           On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”), and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rule”), which became effective on September 8, 2006.  The New M&A Rule purports, among other things to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, pursuant to the New M&A Rule and other PRC laws and regulations, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges, including a list of application materials with respect to the listing on overseas stock exchanges by SPVs. Based on our understanding of current PRC laws and regulations, we believe that CSRC approval is not required in respect of this Offering.

11.           Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the current beneficial owners of the Company who are PRC residents, have registered with the applicable local office of the SAFE in accordance with the SAFE’s Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles, issued on October 21, 2005.

12.           As a matter of PRC laws and regulations, none of the PRC Entities or their properties, assets or revenues has any right of immunity, on any grounds, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with the transactions contemplated by the Underwriting Agreement.

13.           The sale of the Shares and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions contemplated thereby do not result in any violation of the provisions of the articles of association, business license or any other constituent documents of any of the PRC Entities or any applicable statute or any order, rule or regulation, including without limitation the New M&A Rule, of any governmental agency having jurisdiction over any of the PRC Entities or any of its properties.  No governmental authorization of any governmental agency in the PRC is required for the consummation of the transactions contemplated by the Underwriting Agreement, other than those already obtained.  It is not necessary that the Underwriting Agreement, the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any other document be filed or recorded with any governmental agency, court or other authority in the PRC.

14.           All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by any of the PRC Entities as described in the Registration Statement, the Time of Disclosure Package and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

15.           The entry into, and performance or enforcement of the Underwriting Agreement in accordance with its terms will not subject the Underwriter to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Underwriter be deemed to be resident, domiciled, carrying on business or subject to taxation through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of the Underwriting Agreement or any transaction contemplated by the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

16.           No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by the Underwriter to the government of the PRC or to any political subdivision or taxing authority thereof or therein in connection with the execution and delivery of the Underwriting Agreement, the sale and delivery by the Company of the Shares to or for the account of the Underwriter, the sale and delivery outside the PRC by the Underwriter of the Shares to the purchasers thereof in the manner contemplated in the Underwriting Agreement, or the consummation of any other transaction contemplated in the Underwriting Agreement.

Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, we have no reason to believe, that (i) when it became of effective, any part of the Registration Statement (other than the financial statements and related schedules therein, as to which we express no opinion) describing or summarizing PRC laws and regulations or documents, agreements or proceedings governed by PRC laws and regulations contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; (ii) as of the date of the Underwriting Agreement and the date hereof, any part of the Time of Sale Disclosure Package (other than the financial statements and related schedules therein, as to which we express no opinion) describing or summarizing PRC laws and regulations or documents, agreements or proceedings governed by PRC laws and regulations contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading; or (iii) at the time the Prospectus was filed with the Commission or at the date hereof, any part of the Prospectus (other than the financial statements and related schedules therein, as to which we express no opinion) describing or summarizing PRC laws and regulations or documents, agreements or proceedings governed by PRC laws and regulations contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein not misleading.

The term “Knowledge” as used in this opinion shall mean the actual knowledge of the attorneys who have been directly involved in representing the Company after due and reasonable inquiry.

SCHEDULE IV

Lock-Up Agreement

___________ __, 2009

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, California 92660

Ladies and Gentlemen:

The undersigned understands that Roth Capital Partners, LLC (the “RCP” or “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with China Natural Gas, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter of shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

To induce the underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of RCP, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”) (the “Lock-Up Period”), (1) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) a pledge of our Common Stock or securities convertible into or exchangeable for shares of Common Stock, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, or (c) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-up Period.  In addition, the undersigned agrees that, without the prior written consent of RCP, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless RCP waives such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock, provided that the undersigned does not transfer the Common Stock acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this agreement.  In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock within the Lock-Up Period).

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by September 30, 2009, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,
(Name): Qinan Ji
(Address)

SCHEDULE V

Persons Subject to Lock-Up Agreements

Qinan Ji